UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 10, 2009
(Date of Earliest Event Reported): (August 10, 2009)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11178 (Commission File Number)	13-3662955 (I.R.S. Employer Identification No.)

237 Park Avenue New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)
(212) 527-4000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 10, 2009, Revlon, Inc. (“Revlon” or the “Company”) issued a press release (“Press Release”) announcing that it had commenced an exchange offer (the “Exchange Offer”) in which each issued and outstanding share of Revlon Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), may be exchanged on a one-for-one basis for a newly-issued series of Revlon Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).
Each share of Series A Preferred Stock will have a liquidation preference of $3.71, will be entitled to receive a 12.75% annual dividend payable quarterly in cash and will be mandatorily redeemed after four years. If Revlon engages in one of certain specified change of control transactions within two years of consummation of the Exchange Offer, the holders of the Series A Preferred Stock will have the right to receive a special dividend, capped at an amount that would provide aggregate cash payments of up to $12.00 per share including the liquidation preference and any dividends paid and payable in respect of the Series A Preferred Stock. If Revlon does not engage in such a change of control transaction within two years of consummation of the Exchange Offer, the holders of the Series A Preferred Stock will have the right to receive a special dividend of $1.50 per share out of funds lawfully available therefor. In addition, prior to the second anniversary of the issuance of the Series A Preferred Stock, each preferred stockholder will have a one-time opportunity, exercisable not earlier than six weeks nor later than two weeks prior to the second anniversary of the issuance of the Series A Preferred Stock, to convert his or her shares of Series A Preferred Stock into a new series of preferred stock (the “Series B Preferred Stock”) in exchange for giving up the right to receive the $1.50 per share special cash dividend; the effect of this conversion would be to extend from the second anniversary of the issuance of the Series A Preferred Stock until the third anniversary of such issuance the preferred stockholder’s right to receive the change of control payment described above (but during such third year capped at $12.50 per share instead of $12.00 per share (in each case, including the liquidation preference and any dividends paid and payable in respect of the Series A Preferred Stock and the Series B Preferred Stock)). The terms of the Series B Preferred Stock will in all other respects be the same as those of the Series A Preferred Stock. Each share of Series A Preferred Stock will have the same voting rights as a share of Class A Common Stock, except with respect to certain mergers. The terms of the Series A Preferred Stock are set forth in a Certificate of Designations of Series A Preferred Stock that has been filed with the Secretary of State of the State of Delaware and is attached to this Current Report on Form 8-K as Exhibit 3.1.
There can be no assurance that the Exchange Offer will be consummated. Consummation of the Exchange Offer is subject to among other things, the non-waivable condition that at least a majority of the Class A Common Stock not beneficially owned by MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) and its affiliates are tendered and not withdrawn in the Exchange Offer. MacAndrews & Forbes has agreed not to tender any shares of Class A Common Stock beneficially owned by it in the Exchange Offer, as it is participating in the transactions via the Loan Amendment, Loan Contribution and Class

A Common Stock Issuance described below. The Exchange Offer was authorized by all of the independent members of Revlon’s Board of Directors.
Upon the successful completion of the Exchange Offer, pursuant to Amendment No. 2 to the Senior Subordinated Term Loan Agreement between Revlon Consumer Products Corporation, Revlon’s wholly owned operating subsidiary (“RCPC”), and MacAndrews & Forbes (the “Loan Amendment”), the terms of such loan would be amended to extend the maturity date of such loan from August 1, 2010 to four years after the consummation of the Exchange Offer and change its interest rate from 11% to 12.75% per annum.
Contribution and Stockholder Agreement
Pursuant to a Contribution and Stockholder Agreement, Revlon and MacAndrews & Forbes have agreed, among other things, that they will undertake the following actions for four years after the closing:
•	For each share of Class A Common Stock exchanged in the Exchange Offer, MacAndrews & Forbes will contribute to Revlon $3.71 of the aggregate outstanding principal amount of RCPC’s Senior Subordinated Term Loan currently owed to MacAndrews & Forbes, up to a maximum contribution of $75 million of the principal amount outstanding under such loan (the “Loan Contribution”). Any outstanding principal amount of the MacAndrews & Forbes Senior Subordinated Term Loan which is not contributed to Revlon in the Loan Contribution would remain outstanding on Revlon’s consolidated balance sheet. Revlon would issue to MacAndrews & Forbes one share of Class A Common Stock for each share of Class A Common Stock tendered for exchange, and not withdrawn, in the Exchange Offer (the “Class A Common Stock Issuance”).

•	Unless a short-form merger is consummated in accordance with the Contribution and Stockholder Agreement, Revlon will use its reasonable best efforts to maintain the Class A Common Stock’s existing New York Stock Exchange (the “NYSE”) listing. If Revlon’s Class A Common Stock is de-listed from the NYSE, Revlon will use its reasonable best efforts to list its shares of Class A Common Stock on another national securities exchange. If Revlon is unable to do so, it will use its reasonable best efforts to cause a market to be made for the Class A Common Stock; provided, however, that such agreement will not prevent MacAndrews & Forbes or the Company from acquiring shares of Class A Common Stock or engaging in any other transaction permitted by the Contribution and Stockholder Agreement.

•	During any period in which the Company is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act as amended, the Company will file or furnish, as appropriate, with the SEC on a voluntary basis all periodic and other reports that are required of a company that is subject to such reporting requirements.
•	The Company will maintain a majority of independent directors on its Board of Directors, each of whom meets the “independence” criteria as set forth in Section 303A.02 of the NYSE Listed Company Manual.
•	The Company agrees that, except for permissible short-form mergers described below, it will not engage in any transaction with any affiliate, other than the Company’s subsidiaries, or with any legal or beneficial owner of 10% or more of the voting power of the Company’s stock, or any affiliate of such an owner, unless (i) with respect to a transaction or series of related transactions, other than the purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $5 million, such transaction or series of related transactions has been approved by all of the independent directors of the Company and (ii) with respect to a transaction or series of related transactions, other than the purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $20 million, such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company. These restrictions do not apply to transactions contemplated by the Exchange Offer or entered into prior to the consummation of the Exchange Offer through other agreements or arrangements; those described in or pursuant to any agreement or arrangement described in the Company’s proxy statement or other periodic public filings with the SEC on or prior to the consummation of the Exchange Offer; and those specifically permitted by Section 4.08 of the indenture governing the 9 1/2 % Senior Notes, as supplemented, amended or otherwise modified from time to time. The restrictions also do not apply to (1) a merger of equals or similar transaction or (2) a change of control of the Company or similar transaction with a third party that is not an affiliate of the Company or MacAndrews & Forbes.

•	If MacAndrews & Forbes is eligible upon the consummation of the Exchange Offer to consummate a short-form merger in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL,”) then (i) MacAndrews & Forbes or one of its subsidiaries will as soon as reasonably practicable seek to consummate, or cause to be consummated, a short-form merger in accordance with Section 253 of the DGCL pursuant to which the holders of Class A Common Stock (other than MacAndrews & Forbes or its affiliates) will receive Series A Preferred Stock or shares of preferred stock in the surviving corporation of such transaction with terms substantially identical to, or no less favorable than, the terms of the Series A Preferred Stock (with, for the avoidance of doubt, the same terms as though issued on the date of original issuance of the Series A Preferred Stock), (ii) MacAndrews & Forbes will contribute to Revlon, in each case effective upon the consummation of such short-form merger, $3.71 of the outstanding principal amount of the loan under the Senior Subordinated Term Loan, for each share of Class A Common Stock exchanged in such short-form merger (provided that MacAndrews & Forbes will not contribute more than $75 million of the aggregate outstanding principal amount of the Senior Subordinated Term Loan pursuant to the short-form merger and the Exchange Offer), in connection with the issuance by the Company to MacAndrews & Forbes or its designee, of one share of Class A Common Stock for each share of Class A Common Stock exchanged in such short-form merger and (iii) in such merger, the holders of Series A Preferred Stock retain their shares of Series A Preferred Stock or receive shares of preferred stock in the surviving corporation of such merger with terms identical to, or no less favorable than, the terms of the Series A Preferred Stock (with, for the avoidance of doubt, the same terms as though issued on the date of original issuance of the Series A Preferred Stock).

MacAndrews & Forbes will not, except as provided above, complete a short-form merger involving Revlon under Section 253 of the DGCL unless either (i) such transaction has been approved in advance by a majority of the independent directors of the Board of Directors; provided that such independent directors will have first been duly authorized to negotiate with MacAndrews & Forbes or its affiliates, as applicable, and to retain, if they consider it necessary or advisable, outside independent financial advisors and legal counsel in connection with such negotiations and approval and in such merger the holders of Series A Preferred Stock and Series B Preferred Stock retain their shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, or receive shares of preferred stock in the surviving corporation of such merger with terms identical to, or no less favorable than, the terms of the Series A Preferred Stock or the Series B Preferred Stock, as applicable (with, for the avoidance of doubt, the same terms as though issued on the date of original issuance of the Series A Preferred Stock); or (ii) the short-form merger is preceded by a “qualifying tender offer” (as defined below) for the shares of Class A Common Stock held by unaffiliated holders of the Class A Common Stock and such qualifying tender offer is consummated without waiver of the condition that a majority of the shares of Class A Common Stock not held by MacAndrews & Forbes and its affiliates have been tendered and accepted for purchase in connection with the transaction, in such merger the holders of Series A Preferred Stock and Series B Preferred Stock retain their shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, or receive shares of preferred stock in the surviving corporation of such merger with terms identical to, or no less favorable than, the terms of the Series A Preferred Stock or the Series B Preferred Stock, as applicable (with, for the avoidance of doubt, the same terms as though issued on the date of original issuance of the Series A Preferred Stock), and if the majority-of-the-minority condition is met and MacAndrews & Forbes is eligible to complete a short-form merger in accordance with Section 253 of the DGCL following the consummation of such qualifying tender offer, then MacAndrews & Forbes or Revlon agrees to complete such a short-form merger in which all holders of Class A Common Stock (other than shares held by MacAndrews & Forbes or its affiliates) will receive the same consideration that was offered in exchange for the Class A Common Stock in the qualifying tender offer.

“Qualifying tender offer” means any tender offer, exchange offer or similar transaction in which (1) the independent directors have the right to retain outside independent financial advisors and legal counsel in connection with such transaction and will be entitled to submit a Schedule 14D-9 under Rule 14d-9 of the Exchange Act on behalf of the Company in respect of the transaction, (2) MacAndrews & Forbes discloses in a Schedule TO with respect to the transaction its intention and firm commitment to effect a short-term merger in accordance with Section 253 of the DGCL in which all holders of Class A Common Stock (other than shares held by MacAndrews & Forbes or its affiliates) will receive the same consideration offered in exchange for the Class A Common Stock in the transaction as promptly as practicable following the consummation of the transaction, and (3) the transaction is subject to a non-waivable condition that a majority of the shares of Class A Common Stock not held by MacAndrews & Forbes and its affiliates have been tendered and accepted for purchase in connection with the transaction.
Revlon has also filed with the SEC a Schedule TO/13E-3 and Offer to Exchange, consisting of an offering circular, a related letter of transmittal and other ancillary offering documents (the “Schedule TO”), as well as a Schedule 14C and Information Statement (the “Schedule 14C” and together with the Schedule TO, the “Offering Documents”).
The foregoing summaries of the Contribution and Stockholder Agreement and the Loan Amendment are qualified in their entirety by reference to the Contribution and Stockholder Agreement and the Loan Amendment, respectively, each of which is incorporated by reference into this Item 1.01, and copies of which are attached as Exhibits 10.1 and 10.2.
A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01.
Item 2.03(a). Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Series A Preferred Stock to be issued by Revlon in the Exchange Offer, with a liquidation preference of $3.71 per share, up to an aggregate liquidation preference amount of approximately $75 million, will generally be reflected as a liability on Revlon’s balance sheet for accounting purposes under U.S. generally accepted accounting principles. Such liability will be offset by an equal amount as a result of the Contribution.
The description of the Series A Preferred Stock set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
The shares of Revlon’s Series A Preferred Stock to be issued in the Exchange Offer and the shares of Revlon’s Class A Common Stock to be issued to MacAndrews & Forbes pursuant to the Contribution and Stockholder Agreement, in each case as referred to in Item 1.01 above, will be issued in transactions that are not registered under the Securities Act of 1933, as amended (the “Securities Act”).
The shares of Revlon’s Series A Preferred Stock to be issued in the Exchange Offer are being issued pursuant to an exemption under Section 3(a)(9) of the Securities Act.
The shares of Revlon’s Class A Common Stock to be issued to MacAndrews & Forbes will be issued to an accredited investor in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in reliance on MacAndrews & Forbes representations in the Contribution and Stockholder Agreement that, among other things, MacAndrews & Forbes is an “accredited investor” within the meaning of Rule 501 of Regulation D. Appropriate restrictive legends will be affixed to any certificates representing shares of Revlon’s Class A Common Stock issued to MacAndrews & Forbes pursuant to the Contribution and Stockholder Agreement.
The information set forth in Item 1.01(a) above, as well as in the Press Release and the Offering Documents referring to the issuance of shares of the Series A Preferred Stock in the Exchange Offer and the issuance of shares of Revlon Class A Common Stock to MacAndrews & Forbes pursuant to the Contribution and Stockholder Agreement is incorporated by reference into this Item 3.02.
Item 3.03 Material Modification to Rights of Security Holders.
The Revlon Series A Preferred Stock to be issued in the Exchange Offer, as well as any shares of Series B Preferred Stock that may be authorized and issued in the future, will rank senior to Revlon’s Class A Common Stock and Class B Common Stock, par value $0.01 per share with respect to dividends, distributions and distributions upon any liquidation, winding up or dissolution of Revlon. The description of the Series A Preferred Stock and Series B Preferred Stock set forth in Item 1.01(a) above, as well as in the Press Release and the Offering Documents (including, without limitation, the section of the Schedule TO entitled “Material Differences between Class A Common Stock and Series A Preferred Stock”) is incorporated by reference into this Item 3.03. The Certificate of Designation of Series A Preferred Stock of Revlon is attached hereto as Exhibit 3.1 and its terms are incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series A Preferred Stock of Revlon, Inc. (incorporated by reference to Exhibit (d)(4) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

10.1	Contribution and Stockholder Agreement, dated August 10, 2009 (incorporated by reference to Exhibit (d)(2) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

10.2	Amendment No. 2 to the Senior Subordinated Term Loan Agreement, dated August 10, 2009 (incorporated by reference to Exhibit (d)(3) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

99.1	Press Release dated August 10, 2009 (incorporated by reference to Exhibit (a)(5)(A) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REVLON, INC.
By     /s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal Officer
and General Counsel
Date: August 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series A Preferred Stock of Revlon, Inc. (incorporated by reference to Exhibit (d)(4) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

10.1	Contribution and Stockholder Agreement, dated August 10, 2009 (incorporated by reference to Exhibit (d)(2) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

10.2	Amendment No. 2 to the Senior Subordinated Term Loan Agreement, dated August 10, 2009 (incorporated by reference to Exhibit (d)(3) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).

99.1	Press Release dated August 10, 2009 (incorporated by reference to Exhibit (a)(5)(A) to the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO of Revlon, Inc. filed with the SEC on August 10, 2009).